May 31, 2011

Office of the Chief Accountant
United States Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Ladies and Gentlemen:

Brock, Schechter & Polakoff, LLP (BSP) was previously engaged as principal accountants to audit the consolidated financial statements of China Changjiang Mining & New Energy Co., Ltd. (the Company) as of and for the years ended December 31, 2009 and December 31, 2008. On January 5, 2011, we resigned as the Company's auditor. We have read the Company's statements included in its Form 8-K filed on May 31, 2011, and we agree with such statements, except for the following:

We are not in a position to agree or disagree with:

a.	The statement, in Item 4.01, that "The Company's Board of Directors accepted BSP's resignation."

b.
The statement, in Item 4.01, that "On March 18, 2011, the Company engaged Parker Randall CF (H.K.) CPA Limited ("Parker Randall") as its independent accounting firm. The decision to engage Parker Randall was approved by the Company's Board of Directors."

c.	The statement, in Item 4.02, that "Authorized officers of the Company have discussed the matters disclosed in this Current Report on Form 8-K with Parker Randall."

Very truly yours,
Brock, Schechter & Polakoff, LLP